LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoint each of Inka Brunn, Gregor Janknecht, Dr. Arnd Lodowicks and Arnt Jeschke,
acting singly, with full power of substitution, the Filers true and lawful attorney-in-fact to:

1. execute for and on behalf of the Filer Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended (the "Exchange Act"), and the rules thereunder, and any Form
144 under the Securities Act of 1933, as amended;

2. do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or Form
144 Notice, complete and execute any amendments thereto, and timely file such form with the Securities and Exchange Commission (the "SEC") and any
securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the Filer to file the Forms 3, 4, 5 or Form 144 with the SEC;

3. seek or obtain, as the Filers representative and on the Filers behalf, information on transactions in Rocket Internet Growth Opportunities Corp.s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the Filer hereby authorizes any such person to release any such information to each of the Filers attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

4. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the Filer, it being understood that the documents executed by such attorney-in-fact on behalf of the Filer pursuant to this
Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-facts discretion.

The Filer hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Filer might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The Filer acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the Filer, are not assuming, nor is Rocket Internet Growth Opportunities Corp. assuming, any of the Filers responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the
Filer is no longer required to file Forms 3, 4, 5 and 144 with respect to the
Filers holdings of and transactions in securities issued by Rocket Internet
Growth Opportunities Corp., unless earlier revoked by the Filer in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned, for and on behalf of the Filer, has caused this Power of Attorney to be executed as of this 5 day of March,
2021.

By

Name: /s/ Soheil Mirpour
Title: Chief Executive Officer and Director